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                              SARA LEE CORPORATION
                            SUPPLEMENTAL BENEFIT PLAN

                (As Amended and Restated Effective July 1, 1995)



                                    SECTION 1
                                  INTRODUCTION

                1.1. PLAN. SARA LEE CORPORATION SUPPLEMENTAL BENEFIT PLAN (the "Plan") is maintained by SARA LEE CORPORATION, a Maryland corporation (the "Corporation") for the benefit of eligible employees of the Corporation and those subsidiaries and affiliates of the Corporation which are designated by the Corporation as participating employers.

                1.2. EFFECTIVE DATE AND PLAN YEAR. The Plan was established as of July 1, 1978. The effective date of the amendment and restatement of the Plan as set forth herein is July 1, 1995. The "Plan Year" shall mean the period beginning each July 1, and ending the next following June 30.

                1.3. EMPLOYERS. The Corporation and each other SLC Controlled Group Member which has been designated by the Corporation as a participating employer is referred to herein as an "Employer" and may be referred to collectively as the "Employers." An "SLC Controlled Group Member" means the Corporation and any affiliated or related corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code of 1986, as amended ("Code") determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C)) which includes the Corporation or any trade or business (whether or not incorporated), which is under the common control with the Corporation (within the meaning of Section 414(c) of the Code).

                1.4. PURPOSE. The Plan has been established to supplement the retirement benefits provided by the Sara Lee Corporation Employee Stock Ownership Plan (the "ESOP"), the Sara Lee Corporation Consolidated Pension and Retirement Plan (the "Consolidated Plan") and each other defined benefit pension maintained by an Employer which is listed as a Covered Plan in Exhibit A to the Plan that is intended to satisfy the requirements for qualification under
Section 401(a) of the Code (such plans are referred to herein collectively as the "Covered Plans" and individually as a "Covered Plan").

                1.5. PLAN SUPPLEMENTS. The provisions of the Plan may be modified by supplements to the Plan. The terms and provisions of each supplement are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the supplement.


                                    SECTION 2
                     PARTICIPATION AND SUPPLEMENTAL BENEFITS

                2.1. ELIGIBILITY. Each employee of an Employer who participates in a Covered Plan will become a Participant in this Plan on the earlier of the following to occur:

     (a) the date that the benefits the employee would otherwise accrue in the Covered Plan are limited by operation of Code Sections 415 or 401(a)(17),

     (b) if the employee is a highly-compensated employee for purposes of Code Section 414(r) and participates in the Consolidated Plan, the date that the benefits the employee would otherwise accrue in the Consolidated Plan are limited because the employee's Supplemental Compensation (as defined in subsection 2.2 below) is not considered in determining benefits under the Consolidated Plan.


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                2.2.  SUPPLEMENTAL BENEFITS.  At a Participant's retirement or earlier termination of employment with all SLC Controlled Group Members, the Participant shall be entitled to the "Supplemental Benefit" that has accrued for him under the Plan. A Participant's accrued Supplemental Benefit as of any date shall be as follows:

     (a) ESOP. If the Participant is covered only by the ESOP, the Participant's accrued Supplemental Benefit as of any date shall consist of the aggregate Employer contributions that would have been made to the ESOP on behalf of the Participant for each plan year prior to such date but which were not contributed because of the limitations of Sections 401(a)(17) or 415 of the Code, with such aggregate contributions adjusted upward or downward to reflect the investment experience under the ESOP; provided, that for plan years of the ESOP ending prior to January 1, 1997, the Employer contribution that shall be considered to have been foregone in any plan year of the ESOP shall not, for purposes of this Plan, exceed 1.75 percent of that portion of the Participant's compensation (as determined under the ESOP) for that plan year in excess of the Code
                Section 401(a)(17) limit for that year.

     (b) OTHER COVERED PLANS. If the Participant is covered by the Consolidated Plan or another Covered Plan but not the ESOP, his accrued Supplemental Benefit as of any date shall consist of the full amount of retirement benefit produced for him by the pension formula applicable to the Participant under the Covered Plan as of such date (the "Full Benefit") less the maximum amount of retirement benefit that can be provided under the Covered Plan after application of the limitations imposed by Sections 401(a)(17) and 415 of the Code.

     (c) COMPENSATION ADJUSTMENTS. If the Participant is covered by the Consolidated Plan, in determining the Participant's Full Benefit under subparagraph (b) next above, the Participant's compensation shall include (i) deferred compensation, if any, provided any such amount of deferred compensation shall be considered compensation in the plan year deferred, and (ii) for plan years ending after July 1, 1989 and prior to July 1, 1994, the Participant's Long-Term Bonus Credit. A Participant's "Long-Term Bonus Credit" for a plan year equals the applicable percentage of the Participant's Base Salary listed in the table below, multiplied by the ratio of (A) the Participant's bonus under the company's short-term (annual) bonus plan for that plan year to (B) the maximum bonus that could have been paid to the Participant for that plan year under the short-term (annual) bonus plan reduced, in the case of the Long Term Bonus Credit for the plan year ended June 30, 1990, by the amount of long term bonus paid to the Participant's during that year with respect to the FY 1988 to 1990 long term bonus plan.

                                               Applicable Percentage
                      Category                     of Base Salary

                Chairman/CEO, President
                and Vice-Chairman                        25%

                Corporate Executive Vice
                Presidents                               21.67%

                Corporate Senior Vice
                Presidents                               18.77%

                Corporate Vice Presidents
                (Operations)                             15%

                Corporate Vice Presidents
                (Staff) and Division
                Presidents                               12.5%


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                In addition, for any year a Participant's compensation package is adjusted for the purpose of satisfying the limits imposed under Section 162(m) of the Code, the Participant's compensation considered in determining the Participant's Full Benefit shall be equal to the compensation the Participant would have received had no adjustment in the Participant's compensation package been made. Finally, in determining the Full Benefit under subparagraph 2.2(b) above for any Participant who has less than five full years of compensation considered under the Covered Plan's formula, any bonus or other annual non-periodic compensation payment for a period of less than one year shall be considered to have been earned ratably over a period of one year.

     (d) COMBINATION OF PLANS. If the Participant is covered by the Consolidated Plan or another Covered Plan and the ESOP, the Participant's accrued Supplemental Benefit as of any date shall consist of the sum of the benefits determined separately under
                (a) and (b) above.

     (e) PRIOR SERVICE AND NON-QUALIFIED BENEFITS. In determining a Participant's Full Benefit under subparagraph 2.2(b) above, only service with an Employer while it is an SLC Controlled Group Member shall be considered; provided, however, that service with an Employer prior to the date the Employer first became an SLC Controlled Group Member and service with a predecessor employer shall be considered only if such service formed the basis of a benefit under an unfunded, non-qualified retirement plan maintained by such Employer prior to the date it first became an SLC Controlled Group Member or by such predecessor employer (a "Prior Plan") and the liability for benefits under that Prior Plan were assumed by the Corporation pursuant to the terms of an asset or stock purchase agreement.

     (f) IMPUTED SERVICE. In determining a Participant's accrued Supplemental Benefit, any period required to be included as service pursuant to an employment, severance or other written agreement with the Corporation shall be considered service with the Corporation under the Plan.


That portion of a Participant's accrued Supplemental Benefit which is attributable to his participation in a particular Covered Plan shall become nonforfeitable on the same basis and at the same time as such Participant's accrued benefit under such Covered Plan becomes nonforfeitable.

          2.3. PAYMENT OF BENEFITS. A Participant's Supplemental Benefit shall, subject to the further provisions of this Plan, be payable to or on account of the Participant as follows:

     (a) That portion of the Participant's Supplemental Benefit which is attributable to the Participant's participation in the ESOP shall be paid to the Participant, or in case of his death to his beneficiary or surviving spouse, beginning at the same time, in the same manner, over the same period and subject to the same terms and conditions as the Participant's benefits in the ESOP are paid except as otherwise determined by the Committee (as described in subsection 4.1) after conferring with the person to whom such payments are to be made.


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     (b)        That portion of the Participant's Supplemental Benefit which is attributable to the Participant's participation in the Consolidated Plan or any other Covered Plan other than the ESOP shall be payable on a monthly basis to or on account of the Participant beginning at the same time, in the same manner, over the same period and under the same terms and conditions as the Participant's benefits in the Covered Plan are paid; provided that benefits payable to any surviving spouse shall be based upon the difference between (i) the full amount of retirement benefit for the Participant as determined under subparagraph 2.2(b) above multiplied by the percentage of such benefit payable to the surviving spouse, less (ii) the amount of surviving spouse's benefits being provided under the Covered Plan. In no event will any payments be made hereunder to or on account of a surviving spouse after the month in which the spouse's death occurs. Notwithstanding the foregoing if the present value of a Participant's Supplemental Benefit determined under this sub-paragraph 2.3(b) is $10,000 or less, the Committee shall have the discretion to pay the present value of such benefit to the Participant, (or in the event of the Participant's death, to the Participant's surviving spouse) in a lump sum. The present value of that portion of a Participant's Supplemental Benefit under subparagraph 2.2(b) shall be determined by using the interest, mortality and other actuarial assumptions used at the time under the Consolidated Plan for purposes of determining an actuarial equivalent lump sum.

          2.4. PAYMENT MODIFICATIONS. Regardless of any other provisions of this Plan, the period during which any monthly installments hereunder are to be paid to a Participant or to his surviving spouse may be modified by the Committee after consulting with the person or persons to whom such monthly installments are to be paid.

          2.5. BENEFITS PROVIDED BY EMPLOYERS. Benefits payable under this Plan to a Participant or his spouse shall be paid directly by the Participant's Employer. No Employer shall be required to segregate any assets to be applied for the payment of benefits under this Plan.

          2.6. OFFSET FOR BENEFITS PROVIDED BY GRANTOR TRUSTS. Notwithstanding any provision of the Plan to the contrary, the benefits a Participant or his beneficiary is entitled to receive from the Plan will be offset on a dollar for dollar basis by the sum of:

     (a) the value of assets in the grantor trust established by the Participant pursuant to a Supplemental Compensation Agreement between the Participant and the Corporation which trust is designed to provide benefits in lieu of the benefits provided by this Plan, and

     (b) an amount equal to the federal, state and local income taxes the Participant would pay if the Participant's benefits under the Plan were paid in a single lump sum. The offset provided in this subsection shall occur on the date the Participant terminates employment for any reason and shall be made on an actuarial equivalent present value basis using the interest, mortality and other actuarial assumptions employed under the Participant's Supplemental Compensation Agreement in determining the actuarial equivalent lump sum value of the Participant's benefits upon termination of the Supplemental Compensation Agreement. If there were withdrawals or distributions from the Participant's grantor trust, for purposes of this offset, the value of assets in the Participant's grantor trust shall be increased by the amounts that would have been available under the Participant's grantor trust had such withdrawals or distributions not been made and such amounts had accumulated under the trust each year at an interest rate equal to one point over the rate at First National Bank of Chicago on the first business day of December of each year, less an amount equal to the sum of federal, state and local income taxes the Participant would have paid that year on said assumed trust income.



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                                    SECTION 3
                                OTHER EMPLOYMENT

          A Participant or his spouse receiving Supplemental Benefits hereunder will continue to be entitled thereto regardless of other employment or self-employment.

                                    SECTION 4
                                     GENERAL

          4.1. COMMITTEE. This Plan will be administered by the Sara Lee Corporation Employee Benefits Administrative Committee (the "Committee") appointed by the Board of Directors of the Corporation. The Committee has the discretionary authority to determine factual issues and eligibility for Plan coverage and benefits, to interpret the provisions and terms of Plan and to decide claims for benefits under the terms of the Plan. Subject to applicable law, any interpretation of the provisions of the Plan (including any Supplement) and any decision on any matter within the discretion of the Committee made by the Committee in good faith shall be final and binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable. The Committee shall not be liable in any manner for any determination of fact made in good faith.
Any claim for benefits under the Plan shall be handled by the Committee pursuant to the claims procedures under the ESOP and Consolidated Plan and such procedures are incorporated herein by this reference.

          4.2. BENEFICIARY. Each Participant under this Plan, by writing filed with the Committee, may designate such person or persons as he shall select as his "beneficiary" to receive any Supplemental Benefits which may be payable at his death. In the absence of any such designation, any such benefits shall be paid to the Participant's estate.

          4.3. INTERESTS NOT TRANSFERABLE. Except as to any withholding of tax under the laws of the United States or any State, the interest of any Participant, his spouse or minor children under the Plan is not subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, assigned, alienated or encumbered.

          4.4. FACILITY OF PAYMENT. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

          4.5. GENDER AND NUMBER. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular, and the singular shall include the plural.

          4.6. CONTROLLING LAW. To the extent not superseded by the laws of the United States, the laws of Illinois shall be controlling in all matters relating to the Plan.

          4.7. SUCCESSORS. This Plan is binding on each Employer and will inure to the benefit of any successor of an Employer, whether by way of purchase, merger, consolidation or otherwise.

          4.8. CONTINUED EMPLOYMENT. The establishment of this Plan shall not be construed to give any Participant the right to be retained in the Employer's service.

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                                    SECTION 5
                            AMENDMENT AND TERMINATION

          While the Employers expect to continue the Plan indefinitely, the right to amend or terminate the Plan by action of the Board of Directors of the Corporation is hereby reserved, provided that in no event shall any Participant's Supplemental Benefit accrued to the date of such amendment or termination be reduced or modified by such action.

          IN WITNESS WHEREOF, the undersigned members of the Committee, pursuant to the authority delegated to the Committee by resolutions of the Board dated January 27, 1994, have executed this restatement of the Plan, this 6th day of March, 1997.

                                                   /s/ Michael E. Murphy
                                                 _____________________________


                                                  /s/ Gary C. Grom
                                                 _____________________________

                                                      As Committee Members